Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FIRST QUARTER 2018 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Tuesday, May 8, 2018 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, May 7, 2018 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the first quarter ended March 31, 2018.

FIRST QUARTER 2018 HIGHLIGHTS

▪	March 31, 2018 book value per share of $11.37, net of first quarter common dividend of $0.31 per share declared on March 22, 2018.

▪	GAAP net income of $21.7 million, or $0.52 per basic and diluted share.

▪	Core earnings plus drop income of $14.1 million, or $0.34 per basic and diluted share.[1,2]

▪	Economic return on book value was 4.8%[1,3] for the quarter.

▪	1.90% annualized net interest margin on our investment portfolio. [1,4]

▪	7.7x leverage excluding securitized debt as of March 31, 2018 (10.5x leverage with securitized debt).

▪	Acquired $486.0 million in target assets, including $404.4 million of credit sensitive assets.[5]

▪	Repurchased 114,400 shares of common stock at an average price of $9.65 per share.

1  Non – GAAP measure.
2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statements of operations, but is not included in core earnings. Drop income was $1.0 million or $0.02 per share for the three months ended March 31, 2018.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4   Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.
5 Excludes $1.3 billion in a securitized commercial loan of a consolidated variable interest entity.

MANAGEMENT COMMENTARY

“I am very pleased to report that we delivered an economic return on book value of 4.8% during the first quarter, driven by core earnings plus drop income of $0.34 per share, an increase of 9.7% from the fourth quarter of 2017 and an increase in our book value of 2.0%,” said Jennifer Murphy, Chief Executive Officer of the Company. “The significant repositioning of the asset composition of our portfolio that occurred over the course of 2017 and has continued in the first quarter contributed to our strong results, particularly as the fixed income markets have experienced increased volatility. Our first quarter dividend remained stable at $0.31 per share for the eighth quarter in a row, which reflects our commitment to our long-term goal of generating attractive total returns for our shareholders, while also providing for greater book value stability.”
Anup Agarwal, Chief Investment Officer of the Company, commented, “Our solid performance for the quarter is a continuation of our portfolio repositioning into credit sensitive investments, as well as taking steps to improve the portfolio’s interest rate risk profile by both lowering the duration and decreasing the convexity risk. During the quarter, we acquired $486 million of target assets, including $404 million of credit sensitive investments. These purchases occurred across a number of sub-sectors of the mortgage market, supporting our goal of holding a diversified portfolio of securities that offer what we believe to be the best risk-adjusted returns over our investment horizon.”
“Based on current market conditions and our outlook, we will continue to proactively manage our portfolio by monitoring the relative value of opportunities across the broad mortgage universe, in an effort to achieve an optimal risk-adjusted total economic return. We believe this approach is the best way to pursue our objectives of strong core earnings and an attractive dividend and positions us well to continue to create value for our shareholders,” Mr. Agarwal concluded.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	March 31, 2018	December 31, 2017

Net Interest Income	$19,030	$18,012
Other Income (Loss):
Realized gain (loss) on sale of investments, net	575	(2)
Other than temporary impairment	(2,916)	(2,972)
Unrealized gain (loss), net	(68,961)	(6,730)
Gain (loss) on derivative instruments, net	79,582	19,327
Other, net	47	190
Other Income (loss)	8,327	9,813
Total Expenses	5,315	4,206
Income (loss) before income taxes	22,042	23,619
Income tax provision (benefit)	313	2,215
Net income (loss)	$21,729	$21,404

Net income (loss) per Common Share – Basic/Diluted	$0.52	$0.51
Non-GAAP Results
Core earnings plus drop income(1)	$14,149	$12,998
Core earnings plus drop income per Common Share – Basic/Diluted	0.34	0.31
Weighted average yield(2)	4.16%	3.82%
Effective cost of funds(3)	2.50%	2.22%
Annualized net interest margin(2)(3)	1.90%	1.79%
Annualized CPR on Agency RMBS	11.0%	10.0%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives, foreign currency swaps and total return swaps.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.

Portfolio Composition

As of March 31, 2018, the Company owned an aggregate investment portfolio totaling $5.3 billion. The following tables sets forth additional information regarding the Company’s investment portfolio as of March 31, 2018:

Portfolio Characteristics

Agency Portfolio

The following table summarizes certain characteristics of our Agency portfolio by investment category as of March 31, 2018 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Net Weighted Average Coupon
Agency RMBS:
20-Year mortgage	$48,590	$50,924	$50,596	4.0%
30-Year mortgage	215,368	231,015	227,570	4.4%
40-Year mortgage	355,378	365,896	355,972	3.5%
Agency RMBS Interest-Only Strips	N/A	14,578	15,019	2.5%
Agency RMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	9,938	2.9%
Total Agency RMBS	619,336	662,413	659,095	3.5%

Agency CMBS	2,221,642	2,225,468	2,178,693	2.9%
Agency CMBS Interest-Only Strips	N/A	—	2	3.2%
Agency CMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	5,113	0.5%
Total Agency CMBS	2,221,642	2,225,468	2,183,808	2.8%
Total	$2,840,978	$2,887,881	$2,842,903	3.0%

Credit Sensitive Portfolio

The following table summarizes certain characteristics of our credit sensitive portfolio by investment category as of March 31, 2018 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)
Non-Agency RMBS	$166,023	$127,959	$132,796	4.0%
Non-Agency RMBS IOs and IIOs	N/A	17,006	16,987	0.5%
Non-Agency CMBS	428,702	343,168	331,712	5.1%
Residential Whole Loans	291,161	293,186	296,719	4.7%
Residential Bridge Loans	158,778	159,240	159,355	9.1%
Securitized Commercial Loans(1)	1,374,746	1,377,765	1,383,044	5.0%
Commercial Loans	40,638	40,414	40,455	7.8%
Other Securities	103,906	118,275	131,603	7.9%
	$2,563,954	$2,477,013	$2,492,671	4.1%

(1) The Company acquired a $67.8 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entity and the recording of a $1.4 million securitized commercial loan and $1.3 billion of securitized debt.

PORTFOLIO FINANCING AND HEDGING

Financing Activity

Repurchase Agreements

At March 31, 2018, the Company had $3.6 billion of borrowings under master repurchase agreements with 17 of its 28 approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing under the master repurchase agreements as of March 31, 2018 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$630,980	1.92%	65
Agency CMBS	2,073,029	1.81%	56
Non-Agency RMBS	104,580	3.19%	28
Non-Agency CMBS	252,121	3.42%	57
Residential Whole-Loans	234,675	4.13%	30
Residential Bridge Loans	151,555	4.40%	59
Securitized commercial loans	7,631	3.72%	26
Commercial Real Estate Loans	12,321	4.61%	73
Other Securities	90,028	3.42%	34
Total	$3,556,920	2.31%	55

Convertible Senior Unsecured Notes

At March 31, 2018, the Company had $115.0 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock. The Company believes that this financing is an attractive source of longer term capital, which was more cost efficient than issuing straight equity.

Hedging Activity

At March 31, 2018, the Company had $1.6 billion notional value of pay-fixed interest rate swaps, excluding a forward starting swap of $1.6 billion (approximately 1.0 months forward), which have variable maturities between June 14, 2019 and April 27, 2037.

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of March 31, 2018:

(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)	Forward Starting
Greater than 1 year and less than 3 years	$600,000	1.6%	2.0%	1.6	—%
Greater than 3 years and less than 5 years	850,000	2.0%	1.8%	4.1	—%
Greater than 5 years	1,757,300	2.5%	1.8%	10.2	88.3%
Total	$3,207,300	2.2%	1.8%	7.0	48.4%

DIVIDEND

On March 22, 2018, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $15.61 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, May 8th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the first quarter 2018.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10119556 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through May 22, 2018 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10119556 A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency CMBS, Agency RMBS, Non-Agency RMBS, Non-Agency CMBS, ABS, GSE Risk Transfer Securities and Residential Whole and Bridge Loans. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$24,828	$48,024
Restricted cash	37,034	$—
Agency mortgage-backed securities, at fair value ($2,820,760 and $2,833,595 pledged as collateral, at fair value, respectively)	2,842,903	2,858,600
Non-Agency mortgage-backed securities, at fair value ($472,612 and $266,189 pledged as collateral, at fair value, respectively)	481,495	378,158
Other securities, at fair value ($131,467 and $89,823 pledged as collateral, at fair value, respectively)	131,603	122,065
Residential Whole-Loans, at fair value ($296,719 and $237,423 pledged as collateral, at fair value, respectively)	296,719	237,423
Residential Bridge Loans ($129,469 and $64,526 at fair value and $159,646 and $106,673 pledged as collateral, respectively)	159,646	106,673
Securitized commercial loan, at fair value	1,383,044	24,876
Commercial Loans, at fair value ($20,534 and $0 pledged as collateral, at fair value, respectively)	40,455	—
Investment related receivable	24,536	7,665
Accrued interest receivable	16,615	13,603
Due from counterparties	96,470	86,930
Derivative assets, at fair value	2,353	728
Other assets	2,102	2,161
Total Assets (1)	$5,539,803	$3,886,906

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$3,556,920	$3,251,686
Convertible senior unsecured notes, net	109,072	108,743
Securitized debt, at fair value (includes $368,890 and $10,945 held by affiliates, respectively)	1,301,050	10,945
Accrued interest payable	9,857	8,322
Investment related payables	25,382	17,217
Due to counterparties	300	1,490
Derivative liability, at fair value	3,689	4,346
Accounts payable and accrued expenses	4,775	3,118
Payable to affiliate	4,259	2,041
Dividend payable	12,921	12,960
Other liabilities	37,764	—
Total Liabilities (2)	$5,065,989	$3,420,868

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 41,679,679 and 41,794,079 outstanding, respectively	419	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 240,122 and 125,722 shares held, respectively	(2,339)	(1,232)
Additional paid-in capital	768,862	768,763
Retained earnings (accumulated deficit)	(293,128)	(301,912)
Total Stockholders’ Equity	473,814	466,038
Total Liabilities and Stockholders’ Equity	$5,539,803	$3,886,906

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	March 31, 2018	December 31, 2017
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$227	$—
Restricted Cash	37,034	—
Residential Whole-Loans, at fair value ($296,719 and $237,423 pledged as collateral, at fair value, respectively)	296,719	237,423
Residential Bridge Loans ($129,469 and $64,526 at fair value and $159,646 and $106,673 pledged as collateral, respectively)	159,646	106,673
Securitized commercial loan, at fair value	1,383,044	24,876
Commercial Loans, at fair value ($20,534 and $0 pledged as collateral, at fair value, respectively)	20,534	—
Investment related receivable	18,825	7,665
Accrued interest receivable	5,589	3,358
Total assets of consolidated VIEs	$1,921,675	$379,995

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value (includes $368,890 and $10,945 held by affiliates, respectively)	$1,301,050	$10,945
Accrued interest payable	887	70
Accounts payable and accrued expenses	455	189
Other liabilities	37,764	—
Total liabilities of consolidated VIEs	$1,340,156	$11,204

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	March 31, 2018	December 31, 2017
Net Interest Income
Interest income	$39,727	$34,878
Interest expense (includes $488 and $246 on securitized debt held by affiliates, respectively)	20,697	16,866
Net Interest Income	19,030	18,012

Other Income (Loss)
Realized gain (loss) on sale of investments, net	575	(2)
Other than temporary impairment	(2,916)	(2,972)
Unrealized gain (loss), net	(68,961)	(6,730)
Gain (loss) on derivative instruments, net	79,582	19,327
Other, net	47	190
Other Income (Loss)	8,327	9,813

Expenses
Management fee to affiliate	2,180	1,941
Other operating expenses	969	564
General and administrative expenses:
Compensation expense	510	628
Professional fees	1,295	741
Other general and administrative expenses	361	332
Total general and administrative expenses	2,166	1,701
Total Expenses	5,315	4,206

Income before income taxes	22,042	23,619
Income tax provision (benefit)	313	2,215
Net income	$21,729	$21,404

Net income per Common Share – Basic	$0.52	$0.51
Net income per Common Share – Diluted	$0.52	$0.51
Dividends Declared per Share of Common Stock	$0.31	$0.31

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(in thousands—except share and per share data)
(Unaudited)

The table below reconciles Net Income to Core Earnings for the three months ended March 31, 2018 and December 31, 2017:

	Three months ended
(dollars in thousands)	March 31, 2018	December 31, 2017
Net Income	$21,729	$21,404
Income tax provision (benefit)	313	2,215
Income before income taxes	22,042	23,619

Adjustments:
Investments:
Unrealized (gain) loss on investments and securitized debt	68,961	6,730
Other than temporary impairment	2,916	2,972
Realized (gain) loss on sale of investments, net	(575)	2
Acquisition costs	41	39

Derivative Instruments:
Net realized (gain) loss on derivatives	(79,118)	(28,658)
Unrealized (gain) loss on derivatives	(1,308)	7,790

Amortization of discount on convertible senior note	137	137
Non-cash stock-based compensation	75	186
Total adjustments	(8,871)	(10,802)
Core Earnings	$13,171	$12,817
Basic Core Earnings per Common Share and Participating Securities	$0.32	$0.31
Diluted Core Earnings per Common Share and Participating Securities	$0.32	$0.31
Basic weighted average common shares and participating securities	41,844,798	41,938,559
Diluted weighted average common shares and participating securities	41,844,798	41,938,559

Reconciliation of Interest Income and Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles total interest income to adjusted interest income which includes interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended March 31, 2018 and December 31, 2017:

	Three months ended
(dollars in thousands)	March 31, 2018	December 31, 2017
Coupon interest income	$40,557	$36,544
Premium amortization, discount accretion and amortization of basis, net	(830)	(1,666)
Interest income	39,727	34,878
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	1,422	1,209
Amortization of basis	(1,191)	(940)
Subtotal	231	269
Total adjusted interest income	$39,958	$35,147

(1)                Reported in "Gain (loss) on derivative instruments, net" in the Consolidated Statements of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended March 31, 2018 and December 31, 2017:

	March 31, 2018		December 31, 2017
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$20,697	2.38%	$16,866	2.01%
Net interest paid - interest rate swaps	1,056	0.12%	1,798	0.21%
Effective Borrowing Costs	$21,753	2.50%	$18,664	2.22%
Weighted average repurchase borrowings	$3,526,311		$3,334,251